MIRION TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
GLOBAL RSU GRANT NOTICE

Mirion Technologies, Inc., a Delaware corporation (the “Company”), pursuant to its Omnibus Incentive Plan (the “Plan”), hereby grants to the individual listed below (the “Participant”) an Award of RSUs indicated below, which RSUs shall be subject to vesting based on the Participant’s continued employment or service with the Company or, if different, the Subsidiary or Affiliate employing or retaining the Participant (the “Employer”), as provided herein. This award of RSUs, together with any accumulated Dividend Equivalents as provided herein (the “Award”) is subject to all of the terms and conditions as set forth herein, and in the Global RSU Agreement attached hereto as Exhibit A, including any country-specific appendix thereto (the “Agreement”) and the Plan, each of which is incorporated herein by reference. Unless otherwise defined herein, the terms defined in the Plan shall have the same defined meanings in this Global RSU Grant Notice (the “Notice”) and the Agreement.

Participant:
Grant Date:
Vesting Commencement Date:
Number of RSUs:
Vesting Schedule:

Subject to the terms of the Plan, the RSUs shall vest annually over three (3) years at the rate of 33.3% per year on each anniversary of the Vesting Commencement Date; provided, in each case (unless otherwise set forth in Section 3 of the Agreement), that the Participant remains continuously as an Employee or Consultant of the Company or the Employer throughout each such vesting date.

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THE PARTICIPANT IS REQUIRED TO ACCEPT THIS AWARD ELECTRONICALLY BY ACCESSING THE E*TRADE FINANCIAL SERVICES, INC. (“E*TRADE”) WEBSITE AT WWW.ETRADE.COM. BY CLICKING ON THE “ACCEPT” BUTTON ON THE E*TRADE WEBSITE, THE PARTICIPANT ACCEPTS THIS AWARD AND AGREES TO BE BOUND BY THE TERMS OF THIS AGREEMENT (INCLUDING EXHIBIT A HERETO AND ANY APPENDICES) AND THE PLAN. THE PARTICIPANT FURTHER ACKNOWLEDGES THAT SUCH ELECTRONIC ACCEPTANCE OF THIS AGREEMENT SHALL HAVE THE SAME BINDING EFFECT AS A WRITTEN OR HARD COPY SIGNATURE. THE PARTICIPANT HAS REVIEWED THE PLAN, THIS NOTICE AND THE AGREEMENT IN THEIR ENTIRETY AND FULLY UNDERSTANDS ALL PROVISIONS OF THE PLAN, THIS NOTICE AND THE AGREEMENT. THE PARTICIPANT HEREBY AGREES TO ACCEPT AS FINAL AND BINDING ALL DECISIONS OR INTERPRETATIONS OF THE COMMITTEE UPON ANY QUESTIONS ARISING UNDER THE PLAN, THIS NOTICE OR THE AGREEMENT.

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EXHIBIT A

MIRION TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
GLOBAL RSU AGREEMENT

The Participant has been granted an Award (the “Award”) of RSUs pursuant to the Mirion Technologies, Inc. Omnibus Incentive Plan (as may be amended from time to time, the “Plan”), the Global RSU Grant Notice (the “Notice”) and this Global RSU Agreement, including any country-specific appendix attached hereto (collectively, this “Agreement”), dated as indicated in the Notice (the “Grant Date”). Except as otherwise indicated, any capitalized terms used but not defined herein shall have the meaning ascribed to such term in the Plan or in the Notice.
1.Issuance of Shares. Each RSU shall represent the right to receive one Share upon the vesting of such RSU, as determined in accordance with and subject to the terms of this Agreement, the Plan and the Notice. The number of RSUs is set forth in the Notice.
2.Vesting Dates. Subject to Section 3, the Award shall vest on the dates set forth in the Notice.
3.Termination of Service.
(a)    Notwithstanding anything herein to the contrary, the treatment of RSUs underlying this Award upon the Participant’s Termination of Service outside of, or in connection with, a Change of Control shall be governed by the terms of the Participant’s employment agreement with the Company (the “Employment Agreement”), if any; provided however, in the event the Company at such time maintains a severance plan in which the Participant has become a participant in accordance with the terms and conditions of any such plan, including, but not limited to, by entering into a participation agreement upon the Participant’s Termination of Service (the “Severance Plan”), and such Severance Plan provides for greater benefits than set forth in the Employment Agreement with respect to the treatment of RSUs underlying this Award, the Participant shall receive the greater benefit under the Severance Plan in lieu of the benefit under the Employment Agreement. In no event shall the Participant receive benefits with respect to the treatment of the RSUs underlying this Award under both the Employment Agreement and the Severance Plan.
    (b)    Except as set forth in Section 3(a), in the event of the Participant’s Termination of Service for any reason, any RSUs that are not vested as of the date of such Termination of Service will be forfeited.
(c)    For purposes of the Award, the Participant will be deemed to have experienced a Termination of Service as of the date the Participant is no longer actively providing services to the Company, the Employer or any Subsidiary or Affiliate (regardless of the reason for such Termination of Service and whether or not later found to be invalid or in breach of labor laws in the jurisdiction where the Participant is providing services or the terms of the Participant’s employment or service agreement, if any), and unless otherwise expressly provided in this Agreement or determined by the Company, the Participant’s right to vest in the Award under the Plan, if any, will terminate as of such date and will not be extended by any notice period (e.g., the Participant’s period of service would not include any contractual notice period or any period of “garden leave” or similar period mandated under employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any). The Company shall have the exclusive discretion to determine when the Participant is no longer actively providing services for purposes of the Award (including whether the Participant may still be considered to be providing services while on a leave of absence).
4.Leave of Absence. If you go on a leave of absence, then the Company may adjust or suspend the vesting of the Award pursuant to the Company’s Leave of Absence Policy, if any, then in effect.
5.Competitive Behavior. The Participant shall not, directly or indirectly, for a period of twelve (12) months after they are no longer employed by the Employer, engage either as proprietor, stockholder, partner, director, officer, employee or otherwise, in any business or enterprise that competes with the Employer, the Company or any of their affiliates or subsidiaries (“Noncompetition Obligation”). Notwithstanding anything in this Agreement to the contrary, the foregoing Noncompetition Obligation under this Section 5 shall apply to the fullest extent permissible under applicable law and shall not apply to any Participant who is a resident of the State of California.
The Participant shall not, directly or indirectly, for a period of twelve (12) months after they are no longer employed by the Employer, solicit for employment a then-current director, officer, or employee of the Employer, the Company or any of their affiliates or subsidiaries, or suggest or induce a then-current director, officer, or employee of the Employer, the Company or any of their affiliates or subsidiaries to resign their position.
6.Change in Control. In the event of a Change in Control, any unvested RSUs will be forfeited unless otherwise treated in accordance with Section 12(c)(i) or (ii) of the Plan, as determined by the Committee in its sole discretion.
7.Voting Rights. The Participant shall have no voting rights or any other rights as a shareholder of the Company with respect to the RSUs unless and until the Participant becomes the record owner of the Shares underlying the RSUs.
8.Dividend Equivalents. If a cash dividend is declared on Shares during the period commencing on the Grant Date and ending on the date on which the Shares underlying the RSUs are distributed to the Participant pursuant to this Agreement, the Participant shall be eligible to receive an amount in Shares (a “Dividend Equivalent”) equal to the dividend that the Participant would have received had the Shares underlying the RSUs been held by the Participant as of the time at which such dividend was declared. Each Dividend Equivalent will be paid to the Participant in Shares as soon as reasonably practicable (and in no event later than 45 days) after the applicable vesting date of the corresponding RSUs. For clarity, no Dividend Equivalent will be paid with respect to any RSUs that are forfeited.
9.Distribution of Shares. Subject to the provisions of this Agreement, upon the vesting of any of the RSUs, the Company shall deliver to the Participant, as soon as reasonably practicable (and in no event later than 45 days) after the applicable vesting date, one Share for each such RSU. Upon the delivery of Shares, such Shares shall be fully assignable, alienable, saleable and transferrable by the Participant; provided that any such assignment, alienation, sale, transfer or other alienation with respect to such Shares shall be in accordance with applicable securities laws and any applicable Company policy.
10.Responsibility for Taxes.
(a)The Participant acknowledges that, regardless of any action taken by the Company or , if different, the Subsidiary or Affiliate employing or retaining the Participant (the “Employer”), the ultimate liability for all income tax, social insurance, payroll tax, fringe benefits tax, payment on account or other tax-related items related to the Participant’s participation in the Plan and legally applicable to the Participant (“Tax-Related Items”) is and remains the Participant’s responsibility and may exceed the amount actually withheld by the Company or the Employer. The Participant further acknowledges that the Company and/or the Employer (i) make no representations or undertakings regarding the treatment of any Tax-Related Items in connection with any aspect of the Award, including, but not limited to, the grant, vesting or settlement of the Award, the subsequent sale of Shares acquired upon settlement of the Award and the receipt of any dividends and/or Dividend Equivalents; and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the Award to reduce or eliminate the Participant’s liability for Tax-Related Items or achieve any particular tax result. Further, if the Participant is subject to Tax-Related Items in more than one jurisdiction, the Participant acknowledges that the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Tax-Related Items in more than one jurisdiction.
(b)Prior to any relevant taxable or tax withholding event, as applicable, the Participant agrees to make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Tax-Related Items. In this regard, the Participant authorizes the Company and/or the Employer, or their respective agents, at their discretion, to satisfy any applicable withholding obligations with regard to all Tax-Related Items in the manner determined by the Company and/or the Employer from time to time, which may include: (i) withholding from the Participant’s wages or other cash compensation paid to the Participant by the Company and/or the Employer; (ii) requiring the Participant to remit the aggregate amount of such Tax-Related

Items to the Company in full, in cash or by check, bank draft or money order payable to the order of the Company or the Employer; (iii) through a procedure whereby the Participant delivers irrevocable instructions to a broker reasonably acceptable to the Committee to sell Shares obtained upon settlement of the Award and to deliver promptly to the Company an amount of the proceeds of such sale equal to the amount of the Tax-Related Items; (iv) by a “net settlement” under which the Company reduces the number of Shares issued on settlement of the Award by the number of Shares with an aggregate fair market value that equals the amount of the Tax-Related Items associated with such settlement, provided, however, that if the Participant is a Section 16 officer of the Company under the Exchange Act, then the Company will withhold from proceeds of the sale of Shares acquired at vesting of the Award, unless the use of such withholding method is inadvisable under applicable laws or has materially adverse accounting consequences, in which case, the withholding obligation for Tax Obligations, if any, may be satisfied by one or a combination of methods (i), (ii) and (iii) above; or (v) any other method of withholding determined by the Company and permitted by applicable law.
(c)Depending on the withholding method, the Company or the Employer may withhold or account for Tax-Related Items by considering applicable minimum statutory withholding rates or other applicable withholding rates, including maximum applicable rates, in which case the Participant may receive a refund of any over-withheld amount in cash and will have no entitlement to the equivalent number of Shares. If the obligation for Tax-Related Items is satisfied by withholding in Shares, for tax purposes, the Participant is deemed to have been issued the full number of Shares subject to the settled Award, notwithstanding that a number of the Shares are held back solely for the purpose of paying the Tax-Related Items.
(d)Finally, the Participant agrees to pay to the Company or the Employer any amount of Tax-Related Items that the Company or the Employer may be required to withhold or account for as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company may refuse to issue or deliver the Shares or the proceeds of the sale of Shares, if the Participant fails to comply with the Participant’s obligations in connection with the Tax-Related Items.
11.Nature of Grant. In accepting the Award, the Participant acknowledges, understands and agrees that:
(a)the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time, to the extent permitted by the Plan;
(b) the grant of the Award is exceptional, voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs have been granted in the past;

(c)all decisions with respect to future Awards or other grants, if any, will be at the sole discretion of the Company;
(d)unless otherwise agreed with the Company in writing, the Award and the Shares subject to the Award, and the income from and value of same, are not granted as consideration for, or in connection with the service the Participant may provide as a director of any Affiliate;
(e)the Participant is voluntarily participating in the Plan;
(f)the Award and the Shares subject to the Award, and the income from and value of same, are not intended to replace any pension rights or compensation;
(g)the Award and the Shares subject to the Award, and the income from and value of same, are not part of normal or expected compensation for purposes of, including, without limitation, calculating any severance, resignation, termination, redundancy, dismissal, end-of-service payments, bonuses, holiday pay, long-service awards, pension or retirement or welfare benefits or similar mandatory payments;
(h)the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;
(i)no claim or entitlement to compensation or damages shall arise from forfeiture of the Award resulting from a Termination of Service (for any reason whatsoever, whether or not later found to be invalid or in breach of employment laws in the jurisdiction where the Participant is employed or the terms of the Participant’s employment agreement, if any); and
(j)neither the Company, the Employer nor any other Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States (“U.S.”) Dollar that may affect the value of the Award or of any amounts due to the Participant pursuant to the settlement of the Award or the subsequent sale of any Shares acquired upon settlement.
12.No Advice Regarding Grant. The Company is not providing any tax, legal or financial advice, nor is the Company making any recommendations regarding the Participant’s participation in the Plan, or the Participant’s acquisition or sale of the Shares underlying the Award. The Participant should consult with the Participant’s own personal tax, legal and financial advisors regarding the Participant’s participation in the Plan before taking any action related to the Plan.
13.Data Privacy. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data as described in this Agreement and any other Award materials by and among, as applicable, the Employer, the Company, and any Subsidiary or Affiliate for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.
The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, social insurance number, passport number or other identification number, salary, nationality, residency status, job title, any Shares or directorships held in the Company or any Subsidiary or Affiliate details of all Awards or any other entitlement to Shares awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.
The Participant understands that Data may be transferred to E*TRADE, or such other stock plan service provider as may be selected by the Company in the future, which is assisting the Company in the implementation, administration and management of the Plan. The Participant understands that the recipients may be located in the United States, or elsewhere, and that the recipient’s country (e.g., the United States) may have different data privacy laws and protections than the Participant’s country. The Participant understands that if he or she resides outside the United States, he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, E*TRADE and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the sole purpose of implementing, administering and managing the Participant’s participation in the Plan, including any transfer of such Data, as may be required for the administration of the Plan and/or the subsequent holding of Shares on the Participant’s behalf, to a broker or third party with whom the Shares acquired on exercise may be deposited.
The Participant understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan or as required to comply with legal or regulatory obligations, including under tax, securities, exchange control and labor laws. This period may extend beyond the termination of the Participant’s employment or service with the Company or the Employer. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative, or if there is no local human resources representative, the human resources department of the Company. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, his or her employment status or service with the Company or the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the Participant the Award or other equity awards or administer or maintain such awards.
14.Cancellation/Clawback.
(a)The Participant hereby acknowledges and agrees that the Participant and the Award are subject to the terms and conditions of Section 18 (Cancellation or “Clawback” of Awards) of the Plan.
(b)Without prejudice to and in addition to any otherwise applicable vesting or performance conditions of any Award and the Plan, in the event of a violation of (a) the Employer’s or the Company’s material policies, including but not limited to a breach of non-competition, non-solicitation, confidentiality or other restrictive covenants that may apply to the Participant, (b) a breach of this Agreement, including but not limited to a breach of the competitive behavior restrictions in this Agreement that may apply to the Participant, or (c) other conduct by the Participant that is detrimental to the business or reputation of the Employer, the Company or their affiliates or subsidiaries, then (x) the Company may in its sole and absolute discretion reduce, cancel, forfeit, claw back and/or recoup any and all RSUs (whether vested or unvested), together with any accumulated Dividend Equivalents that have been granted under this Agreement, and any Shares (or the cash equivalent) issued pursuant to the Award, and (y) the Participant agrees to repay to the Company the value of any Shares (or the cash equivalent) acquired pursuant to the Award upon demand by the Company, and by no later than 15 calendar days after receiving notice of such breach and demand by the Company. For purposes of the foregoing, the Participant expressly and explicitly authorizes the Company to issue instructions, on the Participant’s behalf, to any brokerage firm and/or third party administrator engaged by the Company to hold the Participant’s Shares and other amounts acquired pursuant to any Award, and to re-convey, transfer or otherwise return such Shares and/or other amounts to the Company upon the Company’s notice to such brokerage firm and/or third party administrator of enforcement of this Agreement and/or the Plan.
(c)The Board has adopted a Clawback Policy (as amended from time to time, the “Policy”), a copy of which can be found attached to the Company’s Form 10-K for the fiscal year ended December 31, 2023, filed with the U.S. Securities and Exchange Commission on February 28, 2024. The Participant hereby acknowledges and agrees that the Participant has had an opportunity to review the Policy. In addition, the Participant hereby acknowledges and agrees that Participant is a Covered Executive and/or a Participating Employee (as defined in the Policy), as applicable, for purposes of the Policy and any Incentive Compensation (as defined in the Policy) received by Participant on or after the Effective Date (as defined in the Policy) shall be subject to, reduction, cancellation, forfeiture or recoupment in accordance with the terms and conditions of the

Policy, including Section 4.5 “Method of Recoupment” pursuant to which the cancellation of this Award may be utilized in order to recoup Incentive Compensation (as defined in the Policy). To the extent the Company’s recovery right under the Policy conflicts with any other contractual rights Participant may have with the Company, Participant understands that the terms of the Policy shall supersede any such contractual rights.

15.Provisions of Plan Control. This Agreement is subject to all the terms, conditions and provisions of the Plan, including the amendment provisions thereof, and to such rules, regulations and interpretations relating to the Plan as may be adopted by the Committee and as may be in effect from time to time. The Plan is incorporated herein by reference. If and to the extent that this Agreement conflicts or is inconsistent with the Plan, the Plan shall control, and this Agreement shall be deemed to be modified accordingly.
16.Notices. Any notice required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been given when delivered personally or by courier, or sent by certified or registered mail, postage prepaid, return receipt requested, duly addressed to the party concerned at the address indicated below or to such changed address as such party may subsequently by similar process give notice of:
If to the Company:
Mirion Technologies, Inc.
1218 Menlo Drive
Atlanta, Georgia 30318
Attention: Stock Administration
Email: mti-stockadmin@mirion.com
If to the Participant, to the address of the Participant on file with the Company.
17.No Right to Continued Service. The grant of the Award shall not be construed as giving the Participant the right to be retained in the employ of, or to continue to provide services to, the Company or any Subsidiary or Affiliate (including the Employer).
18.Transfer of RSUs. Except as may be permitted by the Committee, neither the Award nor any right under the Award shall be assignable, alienable, saleable or transferable by the Participant otherwise than by will or pursuant to the laws of descent and distribution. This provision shall not apply to any portion of the Award that has been fully settled and shall not preclude forfeiture of any portion of the Award in accordance with the terms herein.
19.Entire Agreement. This Agreement, the Plan, the Notice and any other agreements, schedules, exhibits and other documents referred to herein or therein constitute the entire agreement and understanding between the parties in respect of the subject matter hereof and supersede all prior and contemporaneous arrangements, agreements and understandings, both oral and written, whether in term sheets, presentations or otherwise, between the parties with respect to the subject matter hereof.
20.Severability. If any provision of this Agreement is or becomes or is deemed to be invalid, illegal or unenforceable in any jurisdiction, or would disqualify the Plan or this Agreement under any law deemed applicable by the Board, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Board, materially altering the intent of this Agreement, such provision shall be stricken as to such jurisdiction, and the remainder of this Agreement shall remain in full force and effect.
21.Amendment; Waiver. No amendment or modification of any provision of this Agreement that has a material adverse effect on the Participant shall be effective unless signed in writing by or on behalf of the Company and the Participant; provided that the Company may amend or modify this Agreement without the Participant’s consent in accordance with the provisions of the Plan or as otherwise set forth in this Agreement. No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature. Any amendment or modification of or to any provision of this Agreement, or any waiver of any provision of this Agreement, shall be effective only in the specific instance and for the specific purpose for which such amendment, modification or waiver is made or given.
22.Assignment. Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by the Participant.
23.Successors and Assigns; No Third-Party Beneficiaries. This Agreement shall inure to the benefit of and be binding upon the Company and the Participant and their respective heirs, successors, legal representatives and permitted assigns. Nothing in this Agreement, express or implied, is intended to confer on any Person other than the Company and the Participant, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.
24.Dispute Resolution. All controversies and claims arising out of or relating to this Agreement, or the breach hereof, shall be settled exclusively in the state or federal courts in the State of Delaware, and the Participant hereby irrevocably submits to the exclusive jurisdiction of such courts.
25.Governing Law; Venue. All matters arising out of or relating to this Agreement and the transactions contemplated hereby, including its validity, interpretation, construction, performance and enforcement, shall be governed by and construed in accordance with the internal laws of the State of Delaware, without giving effect to its principles of conflict of laws.

For purposes of litigating any dispute that arises under this grant or the Agreement, the parties hereby submit to and consent to the jurisdiction of the State of Georgia, agree that such litigation shall be conducted in the courts of Fulton County, Georgia, or the federal courts for the United States for the Northern District of Georgia, where this grant is made and/or to be performed.
26.Imposition of other Requirements and Participant Undertaking. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares to be issued upon settlement of the Award, to the extent the Company determines it is necessary or advisable for legal or administrative reasons. The Participant agrees to take whatever additional action and execute whatever additional documents the Company may deem necessary or advisable to accomplish the foregoing or to carry out or give effect to any of the obligations or restrictions imposed on either the Participant or the RSU pursuant to this Agreement.
27.Section 409A and Section 457A. To the extent the Committee determines that any payment under this Agreement is subject to Section 409A or Section 457A of the Code, the provisions of Section 19 of the Plan (including, without limitation, the six-month delay relating to “specified employees”) shall apply.
28.References. References herein to rights and obligations of the Participant shall apply, where appropriate, to the Participant’s legal representative or estate without regard to whether specific reference to such legal representative or estate is contained in a particular provision of this Agreement.
29.Language.  The Participant acknowledges that he or she is proficient in the English language, or has consulted with an advisor who is sufficiently proficient in English, so as to allow the Participant to understand the terms and conditions of this Agreement. If the Participant has received this Agreement, or any other document related to the Award and/or the Plan translated into a language other than English and if the meaning of the translated version is different than the English version, the English version will control.
30.Country-Specific Provisions.  The Award shall be subject to any additional terms and conditions set forth in any Appendix to this Agreement for the Participant’s country.  Moreover, if the Participant relocates to one of the countries included in the Appendix, the terms and conditions for such country will apply to the Participant, to the extent the Company determines that the application of such terms and conditions is necessary or advisable for legal or administrative reasons.
31.Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws based on the exchange on which the Shares are listed and in applicable jurisdictions, including the United States, the Participant’s country and the Designated Broker’s country, which may affect the Participant’s ability to accept, acquire, sell or otherwise dispose of Shares, rights to Shares (e.g., Awards) or rights links to the value of Shares under the Plan during such times as the Participant is considered to have “inside information” regarding the Company (as defined by the laws in the applicable jurisdictions). Local insider trading laws and regulations may prohibit the cancellation or amendment of orders the Participant placed before the Participant possessed inside information. Furthermore, the Participant could be prohibited from (i) disclosing the inside information to any third party and (ii) “tipping” third parties or causing them otherwise to buy or sell securities (third parties may include fellow employees). Any restrictions under these laws or regulations are separate from and in addition to any restrictions that may be imposed under any applicable Company insider trading policy. The Participant acknowledges that it is his or her responsibility to comply with any applicable restrictions and that he or she should speak to his or her personal advisor on this matter.
32.Exchange Control, Foreign Asset/Account and/or Tax Reporting Requirements. The Participant acknowledges that there may be certain exchange control, foreign asset/account and/or tax reporting requirements which may affect the Participant’s ability to acquire or hold Shares or cash received from participating in the Plan (including the proceeds from the sale of Shares and the receipt of any dividends or Dividend Equivalents) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or related transactions to the tax or other authorities in his or her country. The Participant also may be required to repatriate sale proceeds or other funds received as a result of participating in the Plan to the Participant’s country within a certain time after receipt. The Participant acknowledges that it is his or her responsibility to comply with such regulations and that he or she should speak to his or her personal advisor on this matter.
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APPENDIX
GLOBAL RSU AGREEMENT
PURSUANT TO THE
MIRION TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
Capitalized terms used but not defined in this Appendix shall have the same meanings assigned to them in the Plan and/or the Global RSU Agreement (the “Agreement”).
Terms and Conditions
This Appendix includes additional terms and conditions that govern the Award if the Participant works and/or resides in one of the countries listed below. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes), or the Participant transfers employment or residency to a different country after the Award is granted, the Company will, in its discretion, determine the extent to which the terms and conditions contained herein will apply to the Participant.
Notifications
This Appendix also includes information regarding certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in the respective countries as of December 2021. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted herein as the only source of information relating to the consequences of participation in the Plan because the information may be out-of-date at the time the Participant vests in the Award or sells any Shares acquired under the Plan.
In addition, the information contained herein is general in nature and may not apply to the Participant’s particular situation. As a result, the Company is not in a position to assure the Participant of any particular result. Accordingly, the Participant is strongly advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s individual situation.
If the Participant is a citizen or resident of a country other than the one in which the Participant is currently working and/or residing (or is considered as such for local law purposes), or if the Participant transfers employment or residency to a different country after the Award is granted, the notifications contained in this Appendix may not be applicable to the Participant in the same manner.

BELGIUM
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Notifications
Foreign Asset / Account Reporting Information. The Participant is required to report any securities (e.g., Shares) or bank accounts opened and maintained outside Belgium on his or her annual tax return. In a separate report, certain details regarding such foreign accounts (including the account number, bank name and country in which such account was opened) must be provided to the Central Contact Point of the National Bank of Belgium. The forms to complete this report are available on the website of the National Bank of Belgium.

Stock Exchange Tax. A stock exchange tax applies to transactions executed by a Belgian resident through a financial intermediary, such as a bank or broker. If the transaction is conducted through a Belgian financial intermediary, it may withhold the stock exchange tax, but if the transaction is conducted through a non-Belgian financial intermediary, the Belgian resident may need to report and pay the stock exchange tax directly. The stock exchange tax likely will apply when Shares acquired under the Plan are sold. Belgian residents should consult with a personal tax or financial advisor for additional details on their obligations with respect to the stock exchange tax.

CANADA

Terms and Conditions
Distribution of Shares. The following provision supplements Section 7 of the Agreement:

Notwithstanding any discretion in Section 9 of the Plan, any RSUs that vest will be settled in Shares; in no event shall the RSUs be settled in cash.
Forfeiture Upon Termination as a Service Provider. The following provision replaces in its entirety the last paragraph of Section 3 of the Agreement:
In the event of termination of the Participant’s employment for any reason, either by the Participant or by the Employer, with or without Cause, the Participant’s right to vest or to continue to vest in the RSUs and receive Shares under the Plan, if any, will terminate as of the actual Date of Termination. For this purpose, the “Date of Termination” shall mean the earliest of (a) the date the Participant’s employment or service relationship with the Company, the Employer or any Subsidiary or Affiliate is terminated, (b) the date the Participant receives written notice of termination and (c) the date the Participant no longer is actively providing services to the Company, the Employer or any Subsidiary or Affiliate, in any case regardless of any notice period or period of pay in lieu of such notice mandated under the employment laws in the jurisdiction where the Participant is employed or providing services or the terms of the Participant’s employment or service agreement, if any.
In the event the date the Participant no longer is providing active service cannot be reasonably determined under the terms of the Agreement and/or the Plan, the Company shall have the
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exclusive discretion to determine when the Participant no longer is actively employed or providing services for purposes of the Award (including whether the Participant may still be considered to be actively employed or providing services while on a leave of absence). The Participant will not earn or be entitled to any pro-rated vesting for that portion of time before the date on which the Participant’s right to vest terminates (as determined under this provision) nor will the Participant be entitled to any compensation for lost vesting. Notwithstanding the foregoing, if applicable employment standards legislation explicitly requires continued entitlement to vesting during a statutory notice period, Participant’s right to vest in the Award under the Plan, if any, will terminate effective as of the last day of the Participant’s minimum statutory notice period.

The following provisions apply to Employees in Quebec:

Language Consent. The parties acknowledge that it is their express wish that the Agreement, as well as all documents, notices, and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement Relatif à la Langue Utilisée. Les parties reconnaissent avoir expressément souhaité que la convention («Award Agreement»), ainsi que tous les documents, avis et procédures judiciaires, éxécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à la présente convention, soient rédigés en langue anglaise.

Data Privacy. The following provision supplements the Data Privacy section in Section 11 of the Agreement:
The Participant hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration of the Plan. The Participant further authorizes the Company, the Employer or Subsidiary or Affiliate to disclose and discuss the Plan with their advisors and to record all relevant information and keep such information in the Participant’s employee file.
Notifications
Securities Law Information. Shares acquired under the Plan may result in Canadian securities laws issues if such Shares are sold through a broker other than the Company’s designated broker or if the sale does not take place through the facilities of a stock exchange outside Canada on which the Shares are listed (i.e., the New York Stock Exchange).
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Foreign Asset / Account Reporting Information. Canadian residents are required to report foreign specified property, including Shares and rights to receive Shares (e.g., RSUs), on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign specified property exceeds C$100,000 at any time in the year. RSUs must be reported (generally at a nil cost) if the C$100,000 cost threshold is exceeded because of other foreign specified property held by the resident. When Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB would ordinarily equal the fair market value of the Shares at the time of acquisition, but if other Shares are owned, this ACB may have to be averaged with the ACB of the other Shares. Participant should consult his or her personal legal advisor to ensure compliance with applicable reporting obligations.

ESTONIA

Terms and Conditions

The Vesting Schedule set forth in the Notice is replaced in its entirety with the following:

Subject to the terms of the Plan, the RSUs shall vest 100% on the third anniversary of the Vesting Commencement Date; provided that the Participant remains continuously as an Employee or Consultant of the Company or the Employer until such vesting date.

Notifications
Language Consent. Võttes vastu piiratud aktsiaühikute (RSUs) pakkumise, kinnitab Osaleja, et ta on ingliskeelsena esitatud pakkumisega seotud dokumendid (Optsioonilepingu ja Plaani) läbi lugenud ja nendest aru saanud ning et ta ei vaja nende tõlkimist eesti keelde. Sellest tulenevalt Osaleja nõustub viidatud dokumentide tingimustega.
By accepting the grant of the RSUs, the Participant confirms having read and understood the documents related to the grant (the Agreement and the Plan), which were provided in the English language, and that he or she does not need the translation thereof into the Estonian language. The Participant accepts the terms of those documents accordingly.

FINLAND

There are no country-specific provisions.

GERMANY

Notifications
Exchange Control Notification. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. The online filing portal can be accessed at www.bundesbank.de. Participant understands that if he or she makes or receives a payment in
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excess of this amount, Participant is responsible for obtaining the appropriate form from a German bank and complying with applicable reporting requirements.
Foreign Asset/Account Reporting Information. If the acquisition of Shares under the Plan leads to a “qualified participation” at any point during the calendar year, Participant will need to report the acquisition when Participant files his or her tax return for the relevant year. A qualified participation is attained if (i) the value of the Shares acquired exceeds €150,000 or (ii) in the unlikely event Participant holds Shares exceeding 10% of the total common stock. However, if the Shares are listed on a recognized U.S. stock exchange and Participant owns less than 1% of the Company, this requirement will not apply to Participant.

JAPAN

Notifications

Foreign Asset/Account Reporting Information. Japanese residents are required to report details of any assets held outside Japan as of December 31, including Shares, to the extent such assets have a total net fair market value exceeding ¥50,000,000. Such report will be due by March 15 each year. The Participant is responsible for complying with this reporting obligation and should consult with his or her personal tax advisor in this regard.

NETHERLANDS

There are no country-specific provisions.

UNITED KINGDOM

Terms and Conditions
Distribution of Shares. The following provision supplements Section 7 of the Agreement:

Notwithstanding any discretion in Section 9 of the Plan, any RSUs that vest will be settled in Shares; in no event shall the RSUs be settled in cash.

Responsibility for Taxes. The following provision supplements Section 8 of the Agreement:
Without limitation to Section 8 of the Agreement, the Participant agrees that he or she is liable for all Tax-Related Items and hereby covenants to pay all such Tax-Related Items, as and when requested by the Company or the Employer or by Her Majesty’s Revenue and Customs (“HMRC”) (or any other relevant authority). The Participant also agrees to indemnify and keep indemnified the Company and the Employer (and any successor to the Company and/or the Employer) against any Tax-Related Items that they are required to pay or withhold or have paid or will pay to HMRC (or any other relevant authority) on the Participant’s behalf.
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Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the Exchange Act), the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting and paying any income tax due on this additional benefit directly to HMRC under the self-assessment regime, and for paying the Company or the Employer (as appropriate) (and any successor to the Company and/or the Employer) the value of any employee NICs due on this additional benefit.
NIC Joint Election. As a condition of participation in the Plan and the vesting of any RSUs, the Participant hereby agrees to accept any liability for secondary Class 1 National Insurance contributions (“Employer NICs”) which may be payable by the Company or the Employer (or any successor to the Company or the Service Recipient) with respect to the acquisition of Shares pursuant to the vesting of the RSUs or other event giving rise to any Tax-Related Items in connection with the Award.

Without prejudice to the foregoing, the Participant agrees to enter into the following joint election with the Company, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or elections required to accomplish the transfer of the Employer NICs to the Participant. The Participant further agrees to enter into the Joint Election prior to the vesting of any RSUs and that the Company and/or the Employer (or any successor to the Company or the Employer) may collect the Employer NICs from the Participant by any of the means set forth in Section 8 of the Agreement.

If the Participant does not enter into the Joint Election prior to the vesting date, or any other event giving rise to Tax-Related Items, the Participant will not be entitled to vest in the Award and receive Shares (or receive any benefit in connection with the Plan) unless and until Participant enters into the Joint Election, and no Shares or other benefit will be issued to the Participant under the Plan, without any liability to the Company or the Employer.

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Attachment to Appendix for the United Kingdom

MIRION TECHNOLOGIES, INC.
OMNIBUS INCENTIVE PLAN

Important Note on the Joint Election to Transfer Employer National Insurance Contributions
As a condition of participation in the Mirion Technologies, Inc. Omnibus Incentive Plan (the “Plan”) and the RSUs (the "Awards") provided for under the Plan that have been granted to you (the “Participant”) by Mirion Technologies, Inc., a Delaware corporation (the “Company”), the Participant is required to enter into a joint election to transfer to the Participant any liability for employer National Insurance contributions (the “Employer’s Liability”) that may arise in connection with the grant of the Awards or in connection with any Awards that may be granted by the Company to the Participant under the Plan (the “Joint Election”).
If the Participant does not agree to enter into the Joint Election, the grant of the Awards will be worthless and the Participant will not be able to vest in the Awards or receive any benefit in connection with the Awards.
By entering into the Joint Election (whether by signing the related Agreement and/or Grant Notice in hard copy, or by signing or electronically accepting the Awards via the Company’s designated electronic procedures, or by signing or electronically accepting this NICs Joint Election):
the Participant agrees that any Employer’s Liability that may arise in connection with or pursuant to the vesting of the Awards (or any Awards granted to the Participant under the Plan) or the acquisition of shares or other taxable events in connection with the Awards will be transferred to the Participant;
the Participant authorises the Company and/or the Employer to recover an amount sufficient to cover this liability by any method set forth in the Agreement and/or the Joint Election, including but not limited to deductions from the Participant's salary or other payments due or the sale of sufficient shares acquired pursuant to the Awards; and
the Participant acknowledges that even if he or she has accepted the Joint Election via the Company’s online procedure, the Company or the Employer may still require the Participant to sign a paper copy of the Joint Election (or a substantially similar form) if the Company determines such is necessary to give effect to the Joint Election.
By accepting the Awards through the Company’s online acceptance procedure (or by signing or electronically accepting the Agreement and/or Grant Notice), the Participant is agreeing to be bound by the terms of the Joint Election.
Please read the terms of the Joint Election carefully before accepting the Agreement and the Joint Election.
Please print and keep a copy of the Joint Election for your records.
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Attachment to Appendix for the United Kingdom

MIRION TECHOLOGIES, INC.
OMNIBUS INCENTIVE PLAN
ELECTION

Election To Transfer the Employer’s National Insurance Liability to the Employee

This Election is between:

A.    The individual who has obtained authorized access to this Election (the “Employee”), who is employed by a company listed in the attached Schedule (the “Employer”) and who is eligible to receive restricted stock units (“Awards”) pursuant to the Mirion Technologies, Inc. Omnibus Incentive Plan (together, the “Plan”), and

B.    Mirion Technologies, Inc., with its registered office at 1218 Menlo Drive, Atlanta, Georgia 30318 USA (the “Company”), which may grant Awards under the Plan and is entering into this Election on behalf of the Employer.

1.Introduction
1.1This Election relates to all Awards granted to the Employee under the Plan up to the termination date of the Plan.

1.2In this Election the following words and phrases have the following meanings:

“Taxable Event” means any event giving rise to Relevant Employment Income.

“Relevant Employment Income” from Awards on which employer’s National Insurance Contributions become due means:

(i)an amount that counts as employment income of the earner under section 426 ITEPA (restricted securities: charge on certain post-acquisition events);
(ii)an amount that counts as employment income of the earner under section 438 of ITEPA (convertible securities: charge on certain post-acquisition events); or
(iii)any gain that is treated as remuneration derived from the earner's employment by virtue of section 4(4)(a) SSCBA, including without limitation:
(A)the acquisition of securities pursuant to the Awards (within section 477(3)(a) of ITEPA);

(B)the assignment (if applicable) or release of the Awards in return for consideration (within section 477(3)(b) of ITEPA);
(C)the receipt of a benefit in connection with the Awards, other than a benefit within (i) or (ii) above (within section 477(3)(c) of ITEPA).

“ITEPA” means the Income Tax (Earnings and Pensions) Act 2003.

“SSCBA” means the Social Security Contributions and Benefits Act 1992.
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1.3This Election relates to the employer’s secondary Class 1 National Insurance Contributions which may arise in respect of Relevant Employment Income (the “Employer’s Liability”) pursuant to section 4(4)(a) and/or paragraph 3B(1A) of Schedule 1 of the SSCBA.

1.4This Election does not apply in relation to any liability, or any part of any liability, arising as a result of regulations being given retrospective effect by virtue of section 4B(2) of either the SSCBA, or the Social Security Contributions and Benefits (Northern Ireland) Act 1992.

1.5This Election does not apply to the extent that it relates to relevant employment income which is employment income of the earner by virtue of Chapter 3A of Part VII of ITEPA (employment income: securities with artificially depressed market value).

2.The Election

The Employee and the Company jointly elect that the entire liability of the Employer to pay the Employer’s Liability is hereby transferred to the Employee. The Employee understands that, by accepting the Awards (whether by signing the Grant Notice or via the Company's designated electronic acceptance procedures) or by separately signing or electronically accepting this Election, he or she will become personally liable for the Employer’s Liability covered by this Election. This Election is made in accordance with paragraph 3B(1) of Schedule 1 to SSCBA.

3.Payment of the Employer’s Liability

1.1The Employee hereby authorises the Company and/or the Employer to collect the Employer’s Liability from the Employee at any time after the Taxable Event:

(i)    by deduction from salary or any other payment payable to the Employee at any time on or after the date of the Taxable Event; and/or

(ii)    directly from the Employee by payment in cash or cleared funds; and/or

(iii)    by arranging, on behalf of the Employee, for the sale of some of the securities which the Employee is entitled to receive in respect of the Awards; and/or

(iv)    by any other means specified in the applicable award agreement.

1.2The Company hereby reserves for itself and the Employer the right to withhold the transfer of any securities in respect of the Awards to the Employee until full payment of the Employer’s Liability is received.

1.3The Company agrees to procure the remittance by the Employer of the Employer’s Liability to HM Revenue & Customs on behalf of the Employee within 14 days after the end of the UK tax month during which the Taxable Event occurs (or within 17 days after the end of the UK tax month during which the Taxable Event occurs if payments are made electronically).

4.Duration of Election

1.1The Employee and the Company agree to be bound by the terms of this Election regardless of whether the Employee is transferred abroad or is not employed by the Employer on the date on which the Employer’s Liability becomes due.
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1.2Any reference to the Company and/or the Employer shall include that entity’s successors in title and assigns as permitted in accordance with the terms of the Plan and relevant award agreement. This Election will continue in effect in respect of any awards which replace the Awards in circumstances where section 483 of ITEPA applies.

1.3This Election will continue in effect until the earliest of the following:

(i)     the Employee and the Company agree in writing that it should cease to have effect;

(ii)     on the date the Company serves written notice on the Employee terminating its effect;

(iii)     on the date HM Revenue & Customs withdraws approval of this Election; or

(iv)     after due payment of the Employer’s Liability in respect of the entirety of the Awards to which this Election relates or could relate, such that the Election ceases to have effect in accordance with its terms.

1.4This Election will continue in force regardless of whether the Employee ceases to be an employee of the Employer.

Acceptance by the Employee
The Employee acknowledges that, by accepting the Awards (whether by signing the Agreement or via the Company's designated electronic acceptance procedures) or by separately signing or electronically accepting this Election, the Employee agrees to be bound by the terms of this Election.

Signed

_________________________________________________
The Employee

Acceptance by the Company
The Company acknowledges that, by arranging for the scanned signature of an authorised representative to appear on this Election, the Company agrees to be bound by the terms of this Election.

Signed for and on behalf of the Company

_________________________________________________
[insert name]
[insert title]

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SCHEDULE OF EMPLOYER COMPANIES

The employer companies to which this Election relates are:

Name
Registered Office:
Company Registration Number:
Corporation Tax District:
Corporation Tax Reference:
PAYE Reference:

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